Exhibit 1.2

Virtus Investment Partners, Inc.

1,000,000 Shares of 7.25% Series D Mandatory Convertible Preferred Stock

(initial liquidation preference of $100 per share)

Underwriting Agreement

January 26, 2017

Barclays Capital Inc.

Morgan Stanley & Co. LLC,

As representatives (the “Representatives”)

of the several Underwriters

named in Schedule I hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 150,000 additional shares (the “Optional Shares”) of 7.25% Series D Mandatory Convertible Preferred Stock, with an initial liquidation preference of $100 per share (“Mandatory Convertible Preferred Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares.” The Mandatory Convertible Preferred Stock will be convertible into a variable number of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). Such Common Stock into which the Shares are convertible are hereinafter referred to as the “Conversion Shares.”

The terms of the Mandatory Convertible Preferred Stock will be set forth in a certificate of designation (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

Concurrently with the offering of the Shares, the Company will (i) offer, pursuant to a separate prospectus supplement dated January 26, 2017, an aggregate of 910,000 shares of Common Stock (or an aggregate of 1,046,500 shares of Common Stock if the underwriters of such offering exercise their option to purchase additional shares of Common Stock in full) (the “Common Stock Offering”) and (ii) enter into an underwriting agreement, dated as of the hereof, providing for the sale of such shares of Common Stock (the “Common Stock Underwriting Agreement”). The completion of the offering of the Shares is not conditioned on the completion of the Common Stock Offering, and the completion of the offering of the Common Stock Offering is not conditioned on the completion of the offering of Shares.

On December 16, 2016, the Company and 100 Pearl Street 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger with RidgeWorth Holdings, LLC, a Delaware limited liability company (“RidgeWorth”), and Lightyear Fund III AIV-2, L.P., a Delaware limited partnership, solely in its capacity as Seller Representative, pursuant to which Merger Sub will merge with and into RidgeWorth with RidgeWorth continuing as the surviving company and a wholly owned subsidiary of the Company (the “Acquisition”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A shelf registration statement on Form S-3 (File No. 333-215278) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(iii) For the purposes of this Agreement, the “Applicable Time” is 7:00 AM (Eastern time) on January 27, 2017. The Pricing Prospectus (as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, each Issuer Free Writing Prospectus listed on Schedule II(a) hereto and the pricing information set forth in Schedule III, collectively with the Pricing Prospectus, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)); and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(iv) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(vi) None of the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except as would not constitute a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, after giving effect to the Acquisition, there has not been any (i) change in the capital stock (other than pursuant to the conversion, exchange or exercise of convertible, exchangeable or exercisable securities, including without limitation options, warrants, restricted stock units and the grant of equity incentives or the repurchase thereof, in each case in the ordinary course of business) or increase in long-term debt of the Company or any of its subsidiaries, taken as a whole, or (ii) material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, after giving effect to the Acquisition (a “Material Adverse Effect”), in each case, other than as set forth or contemplated in the Pricing Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction; and each of the subsidiaries of the Company and, to the knowledge of the Company, RidgeWorth has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, to the extent that the concept of good standing is applicable under the laws of such jurisdiction;

(ix) The Company has an authorized capitalization, prior to giving effect to the Acquisition, as described as “Actual,” and after giving effect to the Acquisition, as described as Pro Forma for the RidgeWorth Acquisition,” in each case as included under the caption “Capitalization” in the Pricing Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and duly and validly issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Prospectus and Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and duly and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares and the minority interests in ETFis Holdings LLC and its subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and to the knowledge of the Company, all of the issued shares of capital stock of RidgeWorth have been duly authorized and duly and validly issued, are fully paid and non-assessable;

(x) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Mandatory Convertible Preferred Stock, and the holders of the Mandatory Convertible Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware. The Certificate of Designations conforms in all material respects to the description thereof in the Pricing Prospectus and the Prospectus;

(xi) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

The Shares will be convertible into the Conversion Shares in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations; a number of Conversion Shares (the “Maximum Number of Conversion Shares”) equal to the sum of the maximum number of shares of Common Stock deliverable by the Company upon conversion of the Mandatory Convertible Preferred Stock (including the maximum number of shares of Common Stock deliverable by the Company upon conversion in connection with a Fundamental Change (as defined in the Pricing Prospectus) (including the maximum number of shares of Common Stock deliverable by the Company in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount (in each case, as defined in the Pricing Prospectus)), the maximum number of shares of Common Stock deliverable by the Company in respect of any Early Conversion Additional Conversion Amount and any Additional Conversion Amount (each as defined in the Pricing Prospectus) (assuming the Company elects to issue and deliver the maximum number of shares of Common Stock in connection with any such Early Conversion Additional Conversion Amount and any such Additional Conversion Amount) and the maximum number of shares of Common Stock deliverable by the Company in respect of any Acquisition Termination Event (as defined in the Pricing Prospectus) (including the maximum number of shares of Common Stock deliverable by the Company in respect of any Acquisition Termination Make-whole Amount (as defined in the Pricing Prospectus), in each case, in accordance with the terms of the Certificate of Designations, has been duly authorized and reserved for issuance by all necessary corporate action and such Conversion Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus and will not be subject to preemptive or other similar rights of any securityholder of the Company;

(xii) The issue and sale of the Shares, the execution and delivery of this Agreement and the Certificate of Designations by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for any conflict, breach, violation or default that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, for the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or where the failure to obtain such consent, approval, authorization, order, registration or qualification could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth is a party or of which any property of the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth is the subject, which, if determined adversely to the Company, any of its subsidiaries or RidgeWorth, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth is (i) in violation of its respective charter or bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii), for such defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xv) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Mandatory Convertible Preferred Stock” and “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Mandatory Convertible Preferred Stock and Common Stock, as applicable, and under the captions “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fairly summarize such terms and describe such provisions in all material respects;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) (i) PricewaterhouseCoopers LLP, who have audited and reviewed certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(ii) To the knowledge of the Company, Ernst & Young LLP, who have audited and reviewed certain financial statements of RidgeWorth, is an independent registered public accounting firm within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

(xviii) (i) The historical financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (subject to year-end adjustments in the case of all unaudited historical financial statements) and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ii) To the knowledge of the Company, the historical financial statements of RidgeWorth, RidgeWorth Capital Management LLC and RidgeWorth Capital Management, Inc. (including the related notes and supporting schedules) included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (subject to year-end adjustments in the case of all unaudited historical financial statements), and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved;

(iii) The unaudited pro forma financial statements (including the related notes and supporting schedules) included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The aforementioned unaudited pro forma financial statements included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act;

(xix) (i) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting

(ii) To the knowledge of the Company, RidgeWorth maintains a system of internal control designed to provide reasonable assurance regarding the sufficiency of financial reporting and the preparation of financial statements for external purposes in accordance with the applicable generally accepted accounting principles. To the knowledge of the Company, RidgeWorth’s internal control is effective and the Company is not aware of any material weaknesses in RidgeWorth’s internal control;

(xx) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii) Each of the Company, its subsidiaries and, to the knowledge of the Company, RidgeWorth has filed all federal, state, local and foreign tax returns that are required to be filed through the date of this Agreement (or has requested extensions thereof) and has paid all taxes required to be paid and any other assessments, fines or penalties levied against it, to the extent that any of the foregoing are due and payable, except for any such taxes, assessments, fines or penalties (i) that are currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiii) Each of Duff & Phelps Investment Management Co., Euclid Advisors, LLC, Kayne Anderson Rudnick Investment Management, LLC, Newfleet Asset Management, LLC, Rampart Investment Management Company, LLC, Virtus Alternative Investment Advisers, Inc., Virtus ETF Advisers LLC, Virtus Investment Advisers, Inc., and Virtus Retirement Investment Advisers, LLC (collectively, the “Virtus Investment Manager Subsidiaries”) and, to the knowledge of the Company, RidgeWorth Capital Management LLC, Ceredex Value Advisors, LLC, Seix Investment Advisors LLC, and Silvant Capital Management LLC (collectively, the “RidgeWorth Investment Manager Subsidiaries” and, together with the Virtus Investment Manager Subsidiaries, the “Investment Manager Subsidiaries”) is duly registered, licensed or qualified as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by (i) any provision of the Advisers Act or the rules and regulations thereunder or (ii) Section 9(a) or 9(b) of the Investment Company Act from acting as an investment adviser to a registered investment company. Neither the Company nor any subsidiary of the Company other than the Investment Manager Subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business, except where the failure to be so registered, licensed or qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiv) Each of VP Distributors, LLC and ETF Distributors, LLC (collectively, the “Broker-Dealers”) is registered, licensed and qualified as a broker-dealer under the securities laws of each state where the conduct of its business requires such registration, license and qualification, except where the failure to be so registered, licensed or qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Broker-Dealers is duly registered and is in good standing with the Commission and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is in compliance with all applicable laws requiring any such registration, license and qualification. None of the Company, any subsidiary of the Company other than the Broker-Dealers or, to the knowledge of the Company, RidgeWorth is required to be registered, licensed or qualified as a broker-dealer under the securities laws of any state where it conducts business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxv) Each entity for which any of the Virtus Investment Manager Subsidiaries act as an investment adviser and which is required to be registered with the Commission as an investment company under the Investment Company Act (collectively, the “Virtus Funds”) and, to the knowledge of the Company, each entity for which any of the RidgeWorth Investment Manager Subsidiaries act as an investment adviser and which, to the knowledge of the Company, is required to be registered with the Commission as an investment company under the Investment Company Act (collectively, the “RidgeWorth Funds” and, together with the Virtus Funds, the “Funds”) is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act and the rules and regulations thereunder and in compliance in all material respects with all applicable laws requiring any such registration, and, to the knowledge of the Company, there are no facts with respect to any such Funds which have not been disclosed in the Prospectus that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxvi) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Virtus Funds or, to the knowledge of the Company, against or affecting the RidgeWorth Funds, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or except for proceedings disclosed in the Registration Statement which would reasonably be expected to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement;

(xxvii) The Virtus Funds and, to the knowledge of the Company, the RidgeWorth Funds, are in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and, to the Company’s knowledge, are in compliance with all other applicable laws and regulations except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxviii) To the knowledge of the Company, the agreements between the Investment Manager Subsidiaries and each of the Funds are legal and valid obligations of the parties thereto, and, to the knowledge of the Company, the Investment Manager Subsidiaries are not in breach or violation of or in default under any such agreement, nor is there any pending or threatened termination of any such agreement, in each case, except for breaches, violations, defaults or terminations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The consummation of the transaction contemplated herein and the Acquisition will not constitute an “assignment” as such term is defined in the Advisers Act and the Investment Company Act, of any agreement between the Virtus Investment Manager Subsidiaries and any of the Virtus Funds;

(xxix) To the knowledge of the Company, there are no legal or governmental proceedings pending to which any subadvisor of the Virtus Funds is a party or of which any property of any subadvisor of the Virtus Funds is the subject, which, if determined adversely to such subadvisor, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxx) None of the Company or any of its subsidiaries or affiliates, or any director or officer thereof, or, to the knowledge of the Company, any employee, agent, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates or RidgeWorth, has in the course of its actions for, or on behalf of, the Company, any of its subsidiaries or affiliates or RidgeWorth: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”), the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”) or any other applicable anti-corruption statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, RidgeWorth have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption statutes and regulations, and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance therewith. None of the Company, its subsidiaries and, to the knowledge of the Company, RidgeWorth will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xxxi) The operations of the Company, its subsidiaries and, to the knowledge of the Company, RidgeWorth are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, its subsidiaries and RidgeWorth conduct business, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company, any of its subsidiaries or RidgeWorth involving the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxii) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries or RidgeWorth, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject to or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, RidgeWorth or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company, its subsidiaries and, to the knowledge of the Company, RidgeWorth have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and

(xxxiii) To the chief executive officer of the Company’s knowledge, (i) the representations and warranties of RidgeWorth contained in the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date of this Agreement, true and accurate and (ii) RidgeWorth was not as of the date of the Merger Agreement, or is, as of the date of this Agreement, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Merger Agreement, in each case of (i) and (ii) above, except to the extent that such default or breach would not reasonably be expected to have a Material Adverse Effect.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $97.00, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 150,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised in whole or in part from time to time only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of

Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on February 1, 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you, such approval not to be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Common Stock and the Shares, in a form approved by you, such approval not to be unreasonably withheld, conditioned or delayed, and to file such term sheet pursuant to Rule 433(d) under the Act; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be orally agreed to by the Company and you on behalf of the Underwriters) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Common Stock or Shares, including but not limited to any options or warrants to purchase shares of Common Stock, Mandatory Convertible Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, Mandatory Convertible Preferred Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, the Mandatory Convertible Preferred Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Mandatory Convertible Preferred Stock or such other securities, in cash or otherwise, without the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co. LLC, provided, that the foregoing restrictions shall not apply to (a) the issuance of the Shares to be sold hereunder, (b) the issuance of shares of Common Stock upon the exercise of an option or warrant or vesting of restricted stock units or the conversion or exchange of a security outstanding on the date hereof and referred to in the Prospectus, (c) the issuance of shares of Common Stock or restricted stock units or the grant of options to purchase Common Stock pursuant to existing employee or director benefit plans of the Company referred to in the Prospectus and registrations in connection with such issuances or grants, (d) securities sold to collaborators, vendors, manufacturers, distributors, customers or other similar parties pursuant to a collaboration, licensing arrangement, strategic alliance or similar transaction, so long as recipients of such securities agree to be bound for any remaining portion of such 60-day period on the above terms, (e) issuances of Common Stock in connection with strategic or other significant investments in which the purchaser agrees to be bound for any remaining portion of such 60-day period on the above terms, (f) any shares of Common Stock issued in any business combination and registrations related thereto so long as the recipient agrees to be bound for any remaining portion of such 60-day period on the above terms, (g) any shares of Common Stock or options to purchase Common Stock granted to consultants to the Company as compensation for their services to the Company so long as the recipient agrees to be bound for any remaining portion of such 60-day period on the above terms, (h) the securities issued in the Common Stock Offering, (i) the issuance, if any, of Common Stock pursuant to the terms of the Certificate of Designations and (j) the issuance of shares of Common Stock to certain employees of RidgeWorth as consideration for a portion of their RidgeWorth equity interests; provided that the aggregate number of shares of Common Stock issued pursuant to clauses (d), (e) and (f) above shall not exceed 10.0% of the Company’s Common Stock outstanding as of the Second Time of Delivery (as defined in the Common Stock Underwriting Agreement) (or First Time of Delivery if the Underwriters do not exercise the election to purchase Optional Shares as provided in the Common Stock Underwriting Agreement (as each term is defined in the Common Stock Underwriting Agreement);

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(g) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares as contemplated by this Agreement (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(h) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list for quotation the Shares and a number of Conversion Shares equal to the Maximum Number of Conversion Shares on the Nasdaq Global Market (the “Nasdaq Market”);

(j) To reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Shares equal to the Maximum Number of Conversion Shares; and

(k) During the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Optional Shares and (b) the expiration of the Underwriters’ option to purchase the Optional Shares, not to do or authorize or cause any act or thing that would result in an adjustment of the conversion rate of the Mandatory Convertible Preferred Stock.

6. (a) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would be required to be filed as a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event has occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)).

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants of the Company and RidgeWorth in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s) up to a limit of $7,500; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost and charges of any transfer agent or registrar; (vi) all fees and expenses in connection with listing the Shares and the Conversion Shares on the Nasdaq Market; (vii) the costs and expenses of the Company relating to one half of the cost of aircraft and other transportation chartered in connection with any “road show” undertaken in connection with the marketing of the Shares; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion letter and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (drafts of such opinion and negative assurance letter are attached as Annex I hereto), dated such Time of Delivery.

(d) (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and PricewaterhouseCoopers LLP.

(ii) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and Ernst & Young LLP;

(e) (i) None of the Company, any of its subsidiaries or, to the knowledge of the Company, RidgeWorth shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and after giving effect to the Acquisition there shall not have been any change in the capital stock (other than pursuant to the conversion, exchange or exercise of convertible, exchangeable or exercisable securities, including without limitation options, warrants, restricted stock units and the grant of equity incentives or the repurchase thereof, in each case in the ordinary course of business) or increase in long-term debt of the Company or any of its subsidiaries, taken as a whole, or, to the knowledge of the Company, RidgeWorth or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the knowledge of the Company, RidgeWorth otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock, if any, by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock, if any;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have filed the requisite listing application with the Nasdaq Market for the listing of the Shares and the Maximum Number of Conversion Shares (subject to adjustments as described in the Certificate of Designations).

(i) The Company shall have obtained and delivered to the Underwriters executed copies of agreements from the Company’s executive officers and directors as set forth in Annex II, substantially to the effect set forth in Annex III hereto in form and substance reasonably satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement (or such later time as may be orally agreed to by the Company and you on behalf of the Underwriters);

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8;

(l) (i) At each Time of Delivery, the chief financial officer of the Company shall have delivered to you a certificate, in form and substance satisfactory to you, as to certain matters disclosed in the Preliminary Prospectus and Prospectus;

(ii) At each Time of Delivery, the chief financial officer of RidgeWorth shall have delivered to you a certificate, in form and substance satisfactory to you, as to certain matters disclosed in the Preliminary Prospectus and Prospectus; and

(n) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal (excluding internal counsel) or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the first sentence of the third paragraph and the ninth paragraph (except for the last two sentences) under the heading “Underwriting” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”); and will reimburse the Company for any legal (excluding internal counsel) or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and in any event shall not relieve it from any liability which it may have otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal (excluding internal counsel) or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, nationally recognized overnight courier or facsimile or other form of electronic transmission to you as the Representatives at c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133) and c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, nationally recognized courier or facsimile or other form of electronic transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, nationally recognized courier or facsimile or other form of electronic transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that tax treatment.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
	Name:	Michael Occi
	Title:	Executive Director

Acting on behalf of themselves and as Representatives of the several Underwriters

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Barclays Capital Inc.	375,000	56,250
Morgan Stanley & Co. LLC	375,000	56,250
J.P. Morgan Securities LLC	166,700	25,005
Merrill Lynch, Pierce, Fenner & Smith Incorporated	83,300	12,495

Total	1,000,000	150,000

1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses: Pricing Term Sheet set forth in Schedule III hereto

(b)	Additional Documents Incorporated by Reference: None

1

ANNEX II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Name	Position
George R. Aylward	President, Chief Executive Officer and Director
James R. Baio	Director
Susan S. Fleming	Director
Timothy A. Holt	Director
Melody L. Jones	Director
Sheila Hooda	Director
Mark C. Treanor	Director
Stephen T. Zarrilli	Director
Michael A. Angerthal	Executive Vice President, Chief Financial Officer and Treasurer
W. Patrick Bradley	Executive Vice President, Fund Services
Mark S. Flynn	Executive Vice President, General Counsel and Corporate Secretary
Barry M. Mandinach	Executive Vice President, Head of Distribution
Mardelle Peña	Executive Vice President, Human Resources
Francis G. Waltman	Executive Vice President, Head of Product Management

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

Virtus Investment Partners, Inc.

Lock-Up Agreement

[●], 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Virtus Investment Partners, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into (1) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Common Stock Public Offering”) of Common Stock (par value $0.01 per share) of the Company (the “Common Stock”) and (2) an Underwriting Agreement (together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) on behalf of the Underwriters with the Company providing for a public offering (together with the Common Stock Public Offering, the “Public Offerings”) of shares of Mandatory Convertible Preferred Stock (par value $0.01 per share) of the Company (the “Preferred Stock” and, together with the Common Stock, the “Shares”), in each case, pursuant to a Registration Statement on Form S-3 (File No. 333-215278) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock or Preferred Stock of the Company, or any options or warrants to purchase any shares of Common Stock or Preferred Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or Preferred Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the date of the final prospectuses used to sell the Shares pursuant to the Underwriting Agreements (the “Final Prospectuses”).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co. LLC on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. With respect to any transfer contemplated in clauses (ii) or (iv) above, if a Form 4 or Form 5 is required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to such transfer, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a transfer for reasons described in such clause. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above or the following paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the foregoing shall not restrict (i) the purchase or sale of the Undersigned’s Shares by the undersigned pursuant to a pre-existing written plan for trading securities (a “10b5-1 trading plan”) pursuant to Rule 10b5-1 of the Exchange Act, where such written plan was in effect prior to commencement of the Stockholder Lock-up Period, (ii) the exercise of stock options by the undersigned granted pursuant to the Company’s equity incentive plans as in effect on the date hereof and as described in the Final Prospectuses, including the surrender or forfeiture of the Undersigned’s Shares to the Company to satisfy tax withholding obligations or to effect net share settlement in connection with the exercise of such stock options, or (iii) the issuance by the Company of or the withholding of the Undersigned’s Shares by the Company in connection with the vesting of restricted stock units or stock options held by the undersigned as of the date of the Underwriting Agreements. Nothing herein shall prevent the undersigned from entering into one or more 10b5-1 trading plan(s) or amending one or more existing 10b5-1 trading plan(s); provided that there are no sales of the Undersigned’s Shares under any such new plan or incremental sales of the Undersigned’s Shares pursuant to any such amendment during the Stockholder Lock-up Period, and provided further that no public announcement or filing under the Exchange Act regarding the entrance into or amendment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Stockholder Lock-Up Period.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offerings. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate upon (i) the Representatives advising the Company in writing that it has determined not to proceed with both Public Offerings, (ii) the Company advising the Representative in writing that it has determined not to proceed with both Public Offerings or (iii) the termination of both Underwriting Agreements (other than the provisions thereof that survive termination) prior to payment for an delivery of the Shares.

[signature page follows]

Very truly yours,

[Name]

[Title]

[Signature Page to Lock-Up Agreement]